RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST - FORM N-SAR EXHIBITS

EXHIBIT 77C:

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE MASSACHUSETTS TAX-EXEMPT FUND
RIVERSOURCE MICHIGAN TAX-EXEMPT FUND
RIVERSOURCE MINNESOTA TAX-EXEMPT FUND
RIVERSOURCE OHIO TAX-EXEMPT FUND
JOINT SPECIAL MEETING OF SHAREHOLDERS HELD ON JAN. 29, 2008
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a Fund.

To approve an Agreement and Plan of Reorganization between the Fund and RiverSource Tax-Exempt High Income Fund.

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                                       DOLLARS VOTED      DOLLARS VOTED                         BROKER
FUND                                       "FOR"            "AGAINST"        ABSTENTIONS       NON-VOTES
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Massachusetts Tax-Exempt Fund          23,599,377.540      1,395,270.414     1,358,315.377     0.000
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Michigan Tax-Exempt Fund               20,362,059.341      1,517,392.277     1,288,272.984     0.000
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Ohio Tax-Exempt Fund                   22,567,460.081      2,713,490.029     1,287,647.380     0.000
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To approve a change in the classification of the Fund from a "diversified" fund to a "non-diversified" fund.

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                                       DOLLARS VOTED       DOLLARS VOTED                         BROKER
FUND                                       "FOR"             "AGAINST"        ABSTENTIONS       NON-VOTES
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Minnesota Tax-Exempt Fund              180,548,815.538     12,394,812.133     10,963,265.036    0.000
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